Exhibit 10.12

KCHS HOLDINGS, INC.

[Date]

[Name]

[Address]

Re:	Grant of Non-Qualified Stock Options

Dear [Name]:

KCHS Holdings, Inc. (the “Company”), is pleased to advise you that you have been granted a non-qualified option (an “Option”) to purchase up to              shares of Common Stock under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”) (a copy of which is enclosed) as provided below. Capitalized terms used and not defined herein have the respective meanings given such terms in the Plan.

Option Terms.

1. Grant. In connection with your service as an employee of the Company, you are hereby granted an Option to purchase up to             shares of the Company’s Common Stock (the “Option Shares”), at a price of $        per Share, subject to adjustment pursuant to paragraph 9 below (the “Exercise Price”), payable upon exercise as set forth in paragraph 2 below. Your Option will expire at the close of business on the tenth anniversary of the date hereof (the “Expiration Date”), subject to earlier expiration in connection with the termination of your service as an employee as provided below.

2. Exercisability/Vesting.

(a) Vesting. Your Option will be exercisable only to the extent it has vested. Your Option will be vested with respect to 25% of your Option Shares as of each anniversary of the date hereof, in each case if and only if you have been continuously serving as an employee of the Company or its subsidiaries through each such dates.

(b) Acceleration of Vesting. In the event of a Company Transaction, your Option will automatically become 100% vested. In connection with any Company Transaction, the Company may provide, on not less than 20 days’ notice to you, that any portion of your Option which has not been exercised prior to or in connection with the Company Transaction will be forfeited. In lieu of requiring such exercise, the Company may provide for the cancellation of your Option in exchange for a payment equal to the excess (if any) of the consideration per share of the Option Shares receivable in connection with such Company Transaction over the Exercise Price.

(c) Conditions on Exercise. As a condition to the exercise of your Option, you agree to be bound by the Stockholders Agreement dated as of the date hereof (the “Stockholders Agreement”) among the Company and the various members signatory thereto, with the Option Shares constituting “Management Shares” as defined in the Stockholders Agreement.

3. Termination of Option; Repurchase. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 1. If your employment with the Company or its subsidiaries terminates for any reason whatsoever, that portion of your Option that is not vested and exercisable on the date of termination of your employment shall expire and be forfeited, and the portion of your Option that is vested and exercisable on the date of such termination shall expire, to the extent not theretofore exercised, 180 days following such date of termination or, in the case of termination due to your death or disability, one year following such date of termination; provided, that if on the date of your employment terminates the Fair Market Value (as defined in the Plan) of the Option Shares is less than the Exercise Price, your Option, whether or not vested, shall automatically terminate. EACH OF THE STOCKHOLDERS AGREEMENT AND YOUR EMPLOYMENT AGREEMENT (IF APPLICABLE) PROVIDES THE COMPANY WITH CERTAIN REPURCHASE RIGHTS WHICH SURVIVE THE TERMINATION OF YOUR EMPLOYMENT WITH THE COMPANY.

4. Procedure for Exercise. You may exercise all or any portion of your Option to the extent permitted hereby, at any time and from time to time by delivering written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment may be made, in whole or in part, at your option through a cashless exercise effectuated through surrender of Option Shares having a Fair Market Value equal to the Exercise Price, with any difference being retained by you. The Company may delay effectiveness of any exercise of your Option for such period of time as may be necessary to comply with any legal or contractual provisions to which it may be subject relating to the issuance of its securities. As a condition to any exercise of your Option, you will permit the Company to deliver to you all financial and other information regarding the Company necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

5. Securities Law Restrictions. You represent that when you exercise your Option you will be purchasing the Option Shares covered thereby for your own account and not on behalf of others. Except in accordance with the Stockholders Agreement, you may not sell, transfer or dispose of any Option Shares issued pursuant to your Option (except pursuant to an effective registration statement under the Securities Act of 1933 or Section 6) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities laws is not required in connection with such transfer if required by the Company. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws, including as set forth in the Stockholders Agreement to the extent Section 3 thereof is in effect.

6. Option Not Transferable. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime, only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of intestate succession. You may during your lifetime transfer the economic benefits of this Option to one or more members of your immediate family.

7. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

8. Withholding of Taxes. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the issuance or exercise of your Option, and the Company may defer such issuance or exercise unless indemnified by you to its satisfaction against the payment of any such amount.

9. Adjustments. In the event of a reorganization, recapitalization, unit dividend or unit split, or combination or other change in the Option Shares, the Company shall, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of units authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. The Company shall provide you written notice of any adjustments to the number of Option Shares, which calculation shall be binding upon you absent manifest error.

•   •   •   •   •

Please execute the extra copy of this Agreement in the space below and return it to the Company at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

KCHS HOLDINGS, INC.

By:
Name:
Title:

Enclosures:	1.	Extra copy of this Agreement
	2.	Copy of Stockholders Agreement
	3.	Copy of the Plan

The undersigned hereby acknowledges that she has read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and therein.

Dated as of	OPTIONEE

[Name]

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